UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2016

NCR CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3097 Satellite Boulevard
Duluth, GA 30096
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240, 14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240, 13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a)    NCR Corporation, a Maryland corporation (“NCR” or the “Company”), held its 2016 Annual Meeting of Stockholders on April 20, 2016 (the “2016 Annual Meeting”). At the 2016 Annual Meeting, the Chairman of the meeting adjourned the meeting until Thursday, April 28, 2016, at 9:00 a.m., Eastern Time (the “April 28 Reconvened Meeting”), with respect to the proposal to amend and restate the charter of the Company to eliminate the classification of the Board of Directors of the Company and provide for annual elections of all directors elected at or after the Company’s 2017 annual meeting of stockholders (the “Proposal”) to allow for additional voting. At the April 28 Reconvened Meeting, the Chairman of the meeting again adjourned the meeting until Wednesday, May 11, 2016, at 2:00 p.m., Eastern Time (the “May 11 Reconvened Meeting”) with respect to the Proposal to allow for further voting.

(b)    At the May 11 Reconvened Meeting, the holders of shares of the Company’s common stock, par value $0.01 per share, and Series A Convertible Preferred Stock, liquidation preference $1,000 per share, voting together as a single class, approved the Proposal. A summary of the votes is set forth in the table below:

Votes For	% Votes Outstanding For	Votes Against	Votes Abstained	Broker Non-Votes
128,506, 205	80.09%	576,700	207,821	13,160,604

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2016	NCR Corporation By: /s/ Edward Gallagher Edward Gallagher Senior Vice President, General Counsel and Corporate Secretary